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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




         We consent to the incorporation of our report dated December 22, 2000 on the financial statements of Vitro Diagnostics, Inc. for the nine months ended July 31, 2000, which is included in the Form S-1, Amendment 2, dated July 8, 2002 of AspenBio, Inc. and to the reference to our Firm under the caption "Experts" in the Form S-1 A-2.



/s/ Cordovano and Harvey, P.C.
---------------------------------
CORDOVANO AND HARVEY, P.C.
Denver, Colorado

July 8, 2002